2023 company and segment sales revenue by end-use market

Additives & Functional Products

2023 revenue by end-use market


Other markets 13%
Food, feed, and agriculture 19%
Durables and electronics 8%
Consumables 8%
Transportation 15%
Building and construction 9%
Personal care and wellness 14%
Water treatment and energy 14%

Advanced Materials

2023 revenue by end-use market


Other markets 5%
Personal care and wellness 5%
Consumables 6%
Transportation 36%
Medical and pharma 13%
Building and construction 15%
Durables and electronics 20%

Chemical Intermediates

2023 revenue by end-use market


Other markets 18%
Industrial chemicals 29%
Medical and pharma 5%
Water treatment and energy 5%
Food, feed, and agriculture 5%
Transportation 7%
Building and construction 16%
Durables and electronics 7%
Consumables 8%

Eastman

2023 revenue by end-use market


Other markets 10%
Water treatment and energy 5%
Transportation 18%
Medical and pharma 6%
Filter media 12%
Personal care and wellness 6%
Industrial chemicals 7%
Building and construction 11%
Food, feed, and agriculture 7%
Consumables 8%
Durables and electronics 10%

EASTMAN